Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this registration statement on Form S-1 of our report dated April 8, 2021, relating to the financial statements of VNUE Inc., as of December 31, 2020 and December 31, 2019 and to all references to our firm included in this S-1 registration statement.

/s BF Borgers CPA PC
BF Borgers CPA PC

Lakewood, Colorado
February 14, 2022